Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of BlackRock Funds III of our report dated February 27, 2019, relating to the financial statements and financial highlights, which appears in BlackRock LifePath® Dynamic Retirement Fund and BlackRock LifePath® Dynamic 2020 Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018.

We also consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 27, 2019, relating to the financial statements, which appears in LifePath® Dynamic Retirement Master Portfolio and LifePath® Dynamic 2020 Master Portfolio’s Annual Report on Form N-CSR for the year then ended December 31, 2018.

We also consent to the references to us under the headings “Other Service Providers”, “Financial Highlights” and “Appendix II: Article IV” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 13, 2019